ARROW INTERNATIONAL, INC.

Exhibit 32.2

Section 1350 Certification of the Chief Financial Officer

In connection with the Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2007 of Arrow International, Inc., a Pennsylvania corporation (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Frederick J. Hirt, the Senior Vice President of Finance and Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge and based upon a review of the Report, that:

(1)  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and periods presented as required by such Report.

This certification is based upon, among other things, my responsibilities as Chief Financial Officer of the Company, my own due diligence and representations made by certain other members of the Company’s senior management.

Date: April 9, 2007

/s/ Frederick J. Hirt Frederick J. Hirt Chief Financial Officer and Senior Vice President of Finance (Principal Financial Officer and Chief Accounting Officer)